EXHIBIT 10.5
AMENDMENT TO CONTRACT OF SALE
     This Amendment to Contract of Sale (“Amendment”), the effective date of which, is June 2, 2006, is entered into by TR WALKER RANCH PARTNERS, LTD., a Texas limited partnership (“Seller”) and TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company (“Buyer”). Buyer and Seller are sometimes collectively referred to herein as, the “Parties”.
Recitals
     A. WHEREAS, Seller and Buyer entered into that certain Contract of Sale (the “Agreement”) with on Effective Date of May 4,2006, pursuant to which Seller agreed to sell and Buyer agreed to purchase certain improved real property located in Bexar County, Texas, more particularly described in the Agreement;
     B. WHEREAS, pursuant to the terms of the Agreement, the Feasibility Period expired May 5,2006, but was then extended to May 12, 2006, and then June 2, 2006, pursuant to letter agreements by and between Seller and Buyer dated May 5, 2006, and May 25, 2006 respectively;and
     C. WHEREAS, Seller and Buyer mutually desire to amend certain provisions of the Agreement.
Agreement
     NOW, THEREFORE, for and in consideration of the mutual promises and agreements set forth herein entered into by Buyer and Seller, the receipt and sufficiency of which is acknowledged, Seller and Buyer agree as follows;
1.	The parties hereto have agreed that the “Feasibility Period” as defined in Section 5(a) of the Agreement has expired.

2.	Section 4(a) of the Agreement is hereby deleted and the following Section 4(a) is inserted in its stead;
“(a)	The closing of the sale of the property to Buyer (the “Closing”) shall take place at the Title Company no later than August 1,2006, (the“Closing Date”).”
All provisions relating Buyer’s one-time right to extend the Closing Date are removed and of no further force or effect.

3.	All terms defined in the Agreement and denoted by initial capital letters shall have the same meanings provided in the Agreement when used in this Amendment, except to the extent that the meaning of any defined term is modified by or expressly set forth in the provisions of this Amendment.

4.	This Amendment may be executed in multiple originals, each of which shall constitute an original for all purposes and together which shall constitute a fully executed agreement. A facsimile signature shall be deemed an original signature for all purposes.

     IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment to be effective as of June 2, 2006.

SELLER:

TR WALKER RANCH PARTNERS, LTD., a Texas limited partnership

By:	TRDC Walker Partners, Ltd., a Texas limited partnership, its general partner

	By:	Thompson Realty Development Corporation, a Texas corporation, its general partner

		By:	/s/ W.T. Field
		Name:	W.T. Field
		Title:	President

BUYER:

TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company

By:	/s/ Louis Rogers

Name:	Louis Rogers
Title:	President